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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3) of STERIS Corporation of our report dated January 31, 1996 (except with respect to the matter discussed in Note 18, as to which the date is March 21, 1996) included in the AMSCO International, Inc. Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


Pittsburgh, Pennsylvania
June 17, 1996                                                ARTHUR ANDERSEN LLP